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Exhibit 23.6

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Amendment No. 10 to Registration Statement No. 333-116156 of SSA Global Technologies, Inc. of our report dated March 17, 2003 relating to the consolidated financial statements of Elevon, Inc. as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, appearing in the Prospectus, which is a part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
San Francisco, California
May 6, 2005

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  Exhibit 23.6
INDEPENDENT AUDITORS' CONSENT